UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 30, 2007
Date of Report (Date of earliest event reported)

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PEERLESS SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware (State of Incorporation)	0-21287 (Commission File Number)	95-3732595 (IRS Employer Identification Number)

2381 Rosecrans Avenue
El Segundo, CA 90245
(Address of principal executive offices) (Zip Code)
(310) 536-0908
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2007, Alan Curtis resigned from his position as Vice President of Corporate Development of Peerless Systems Corporation (the "Company"), effective December 3, 2007. In connection with his resignation as Vice President of Corporate Development, Mr. Curtis entered into a Separation Agreement and Release (the "Separation Agreement") with the Company, pursuant to which he is entitled to (i) six months of severance at his current rate of pay, less withholdings required by law, and (ii) six months of COBRA premiums, in consideration for entering into the Separation Agreement.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the copy of the Separation Agreement which is filed as Exhibit 10.1 to this Report, and is incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1*	Separation Agreement and Release dated as of December 5, 2007, between the Company and Alan Curtis
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* Management contracts or compensatory plan or arrangement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEERLESS SYSTEMS CORPORATION

Date: December 6, 2007	By:	/s/ Richard L. Roll
		Name:	Richard L. Roll
		Title:	Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description

10.1*	Separation Agreement dated as of December 5, 2007, between the Company and Alan Curtis.
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* Management contracts or compensatory plan or arrangement.